UNITED STATES
 SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
 Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 18, 2018

CYTRX CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	000-15327	58-1642740
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11726 San Vicente Boulevard, Suite 650
Los Angeles, California  90049
(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: (310) 826-5648

None
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).  Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

Effective June 18, 2018, the Board of Directors of CytRx Corporation (the "Company") approved an amendment to the Company's Amended and Restated By-Laws (the "By-Laws"). The amendment revised the forum selection bylaw by appending the following two paragraphs to the end of Article VIII of the Company's By-Laws:

Any consent to the selection of an alternative forum to the Court of Chancery under this by-law shall be approved by the Board of Directors; provided that, when the action asserts a claim for breach of fiduciary duty by any director, such consent shall also be approved by a committee of the Board of Directors made up of one or more directors who are not named as defendants in the action, or, if all directors are named as defendants in the action, then directors who are deemed independent under the stock exchange rules applicable to the corporation shall form the committee.

For purposes of this by-law, and subject to the corporation's right to consent to an alternative forum as provided above, to the extent the Court of Chancery of the State of Delaware does not have jurisdiction over such claims, then any such claim shall also be solely and exclusively brought in a state or federal court located in the State of Delaware, to the extent such court has subject matter jurisdiction over the action.

Attached as Exhibit 99 to this Current Report on Form 8-K are the By-Laws as revised by the Company on June 18, 2018, incorporated herein by reference.

Item 9.01.    Financial Statements and Exhibits
(d)  Exhibits.
Exhibit No.	Description
99	Amended and Restated By-Laws of CytRx Corporation (a Delaware Corporation) Reflecting Amendments Through June 18, 2018

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
CYTRX CORPORATION

Date: June 22, 2018	By:	/s/ JOHN Y. CALOZ
Name: John Y. Caloz
Title: Chief Financial Officer